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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 25, 2002

Commission File Number: 333-57209

OUTSOURCING SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	33-0597491 (I.R.S. Employer Identification No.)
25 Commerce Drive Allendale, NJ (Address of principal executive offices)	07401 (Zip Code)

Registrant's telephone number, including area code: (201) 785-1333

ITEM 5.    Other Events:

        Allendale, New Jersey: On March 21, 2002, the company completed negotiation with it's lenders to obtain a waiver, amendment and extension of it's $70.0 million senior secured credit facility. The waiver is effective for the period ending and as of December 31, 2001 for purposes of evaluating compliance with certain covenants contained in the senior secured credit facility. The amendment to the credit facility modifies certain covenants including the minimum EBITDA covenant, funded debt coverage ratio and the fixed charge ratio for all quarters remaining under the agreement. Also, under the terms of the amendment, the credit agreement was extended to April 7, 2003 and the interest rate, effective for fiscal year 2002 and beyond, was increased 0.5% to either prime plus 1.25% or libor plus 2.75%.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to signed on its behalf by the undersigned hereunto duly authorized.

OUTSOURCING SERVICES GROUP, INC.
Dated: March 25, 2002	By:	/s/ JOSEPH HEALY Joseph Healy Chief Executive Officer, President and Director (Principal Executive Officer)

Dated: March 25, 2002	By:	/s/ PERRY MORGAN Perry Morgan Chief Financial Officer, Vice President And Secretary (Principal Financial and Accounting Officer)

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FORM 8-K
ITEM 5. Other Events
SIGNATURES